Exhibit 10.1

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 1, 2021, is entered into by and between ENSERVCO CORPORATION, a Delaware corporation, DILLCO FLUID SERVICE, INC., a Kansas corporation, HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, HEAT WAVES WATER MANAGEMENT LLC, a Colorado limited liability company, and ADLER HOT OIL SERVICE, LLC, a Delaware limited liability company (collectively, “Borrowers”), on the one hand, and EAST WEST BANK, a California banking corporation (“Lender”), on the other hand with reference to the following facts:

RECITALS

A.     Borrowers and Lender previously entered into that certain Loan and Security Agreement, dated as of August 10, 2017, as amended by the First Amendment to Loan and Security Agreement dated as of November 20, 2017, the Second Amendment to Loan and Security Agreement dated as of October 26, 2018, the Third Amendment to Loan and Security Agreement and Waiver dated as of August 14, 2019, the Fourth Amendment to Loan and Security Agreement dated as of July 6, 2020, the letter from Lender to Administrative Borrower dated August 10, 2020, the letter from Lender to Administrative Borrower dated September 14, 2020, and the Fifth Amendment to Loan and Security Agreement and Waiver dated as of September 23, 2020 (collectively, the “Loan Agreement”).

B.     Borrowers and Lender wish to amend the Loan Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.     Defined Terms. All capitalized terms used in this Amendment without definition shall have the respective meanings specified for such terms in the Loan Agreement.

2.     Extension of Maturity Date of the Obligations. Notwithstanding anything to the contrary set forth in the definition of “Revolving Loan Maturity Date” or any other provision of the Loan Agreement or any other Loan Document, the entire principal amount of Revolving Advances, the entire principal amount of the Equipment Loan, all interest accrued on the Revolving Advances and the Equipment Loan, all accrued and unpaid fees, all outstanding Lender Expenses, and all other Obligations shall be due and payable in full on October 15, 2022 (the “Maturity Date”).

3.    Amendment of Minimum Liquidity Covenant; Addition of Minimum Revenue Covenant. Section 6.7 of the Loan Agreement is hereby amended and restated to read in full as follows:

 “6.7       Financial Covenants. Borrowers shall comply with each of the following financial covenants:

(a)     Liquidity. No later than April 15, 2021, Borrowers shall have Liquidity of not less than $3,000,000. For the purpose of this covenant, ‘Liquidity’ shall mean Borrowers’ total cash on deposit in one or more deposit accounts at East West Bank.

(b)      Revenue. For each trailing three-month period, commencing with the three-month period ending March 31, 2021, Borrowers shall achieve gross revenue of at least seventy percent (70%) of Borrowers’ projected gross revenue for such trailing three-month period.

Lender shall test Borrowers’ compliance with the minimum Liquidity covenant set forth in clause (a) of this Section 6.7 on April 15, 2021. Thereafter, Lender shall test Borrowers’ compliance with the minimum Liquidity covenant as of April 30, 2021 and as of the last day of each month thereafter; provided that if and when Borrowers’ make a principal prepayment on the Equipment Loan in an amount not less than $3,000,000, Borrowers’ shall have no further obligation to comply with the minimum Liquidity covenant and Lender shall cease testing Borrowers’ compliance with that covenant. Lender shall test Borrowers’ compliance with the minimum gross revenue covenant set forth in clause (b) of this Section 6.7 monthly, commencing as of March 31, 2021 and continuing as of the last day of each month thereafter, in each case with respect to the trailing three-month period ending on such date. For clarity, the modification to the Liquidity covenant set forth in Section 6.7(a), above is effective as of and for all dates beginning on and after January 1, 2021.

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4.     Extension of Timing and Reduction of Frequency of Collateral Exams and Equipment Appraisals. Notwithstanding anything to the contrary set forth in Section 6.11, Section 6.12 or any other provision of the Loan Agreement, Lender shall extend the respective due dates for the next field examination of the Collateral and the next appraisal of the Equipment to May 15, 2021. Thereafter, unless a Default Period is then in effect, Lender will conduct no more than one (1) field examination of the Collateral and no more than one (1) appraisal of Borrowers’ Equipment in any year of the term of the Loan Agreement.

5.     Amendment of Compliance Certificate Exhibit. Exhibit E to the Loan Agreement is hereby amended and restated to read in full as set forth on Exhibit E to this Amendment.

6.     2021 Projections Attachment. Cash flow projections for Borrowers’ fiscal year 2021 are attached to this Amendment as Attachment 1.

7.     Condition Precedent. The effectiveness of this Amendment shall be subject to Lender’s receipt of this Amendment, duly executed by each Borrower.

8.     Miscellaneous.

(a)     Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other Loan Document shall survive the execution and delivery of this Amendment.

(b)     References to the Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

(c)     Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect, and each Borrower hereby ratifies and confirms its agreements and covenants contained therein.

(d)     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

(f)     Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. If any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

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(g)     Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(h)     Expenses of Lender. Borrowers jointly and severally agree to pay on demand all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel.

(i)     NO ORAL AGREEMENTS. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH REGARD TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of page intentionally left blank. Signature page(s) follow(s).]

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION, a Delaware corporation

By:
Name:
Title:

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By:
Name:
Title:

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By:
Name:
Title:

HEAT WAVES WATER MANAGEMENT, LLC,
a Colorado limited liability company

By:
Name:
Title:

ADLER HOT OIL SERVICE, LLC,
a Delaware limited liability company

By:
Name:
Title:

Sixth Amendment to Loan and Security Agreement

LENDER:

EAST WEST BANK,
a California banking corporation

By:
Frank Chan
Senior Vice President

Sixth Amendment to Loan and Security Agreement

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:	East West Bank

Date:	, 202___

Subject:	Enservco Corporation, Dillco Fluid Service, Inc., Heat Waves Hot Oil Services LLC, Heat Waves Water Management LLC and Adler Hot Oil Service, LLC

Financial Statements

In accordance with our Loan and Security Agreement dated as of August 10, 2017, as amended, modified, extended, renewed, supplemented or restated (the “Loan Agreement”), attached are the financial statements of Enservco Corporation and its Subsidiaries on a consolidated basis as of and for the month ended ____________ ____, 20__ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 6.2 of the Loan Agreement. All terms used in this certificate have the respective meanings given to such terms in the Loan Agreement.

Administrative Borrower certifies that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Loan Parties as of the date thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment.

Defaults. (Check one):

Administrative Borrower further certifies that:

☐

Except as previously reported in writing to Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto..

☐

There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto.

Exhibit E

Representations and Warranties:

Administrative Borrower further certifies that each of the representations and warranties made by Borrowers, any other Loan Party and/or any Owner of any Borrower in the Loan Agreement and/or in any other Loan Document are true, correct and complete in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties in Section 5.16 of the Loan Agreement shall be deemed to refer to the financial statements of Enservco Corporation and its Subsidiaries on a consolidated basis delivered to the Lender with this Compliance Certificate); provided, that any representations or warranties qualified by reference to materiality, Material Adverse Effect or any similar language are true, correct and complete in all respects.

Financial Covenants. Administrative Borrower further certifies as follows:

1.     Minimum Liquidity. Pursuant to Section 6.7(a) of the Loan Agreement, as of [April 15, 2021][the Reporting Date]1, Liquidity was $______________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $3,000,000 on such date.

2.     Minimum Revenue. Pursuant to Section 6.7(b) of the Loan Agreement, for the trailing three-month period ended on the Reporting Date2, Borrowers’ gross revenues were $________________, which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than seventy percent (70%) of Borrowers’ projected gross revenues for such period.

3.     Capital Expenditures. Pursuant to Section 7.12 of the Loan Agreement, for the year-to-date period ending on the Reporting Date, the Loan Parties have expended or contracted to expend during the Fiscal Year ended _______________, 20___, for Capital Expenditures, $_________________ in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $1,200,000 in the aggregate during such Fiscal Year, plus the amount of any unused permitted Capital Expenditures for the immediately preceding Fiscal Year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

Additional Intellectual Property. Administrative Borrower further certifies that since the date of the last Compliance Certificate delivered by Administrative Borrower to Lender, Borrowers have filed applications for or have registered the following additional Copyrights, Patents and/or Trademarks:

     ☐     None

     ☐     As indicated below:

1 Borrowers shall have no obligation to comply with this covenant on any Reporting Date occurring after Borrowers prepay at least $3,000,000 of the principal amount of the Equipment Loan.

2 Applies only to Reporting Dates ending on or after March 31, 2021.

Exhibit E

Copyrights

Description	Registration/Application No.	Registration/Application Date

Patents

Description	Registration/Application No.	Registration/Application Date

 Trademarks

Description	Registration/Application No.	Registration/Application Date

ENSERVCO CORPORATION,
a Delaware corporation,
as Administrative Borrower

By:
Name:
Title:

Exhibit E

*     Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon its request.